SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2022

Touchpoint Group Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36530	46-3561419
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4300 Biscayne Blvd,Suite 203

 Miami, Florida 33137

(Address of Principal Executive Offices)

Registrant’s telephone number: (305) 420-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TGHI	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Touchpoint Group Holdings Inc. is pleased to report that on Friday, May 6, it received the initial payment of Aus$ 1,000,000 (US$720,000) due pursuant to a Host City Agreement entered into with respect to an Air Race World Championship event to be held in Lake Macquarie, Australia during 2022. The event is the first of three Air Race World Championship events anticipated to be held in Lake Macquarie. The second and third events are scheduled to be held in 2023 and 2024. Funding for this year’s event is being provided by the NSW Government’s Regional Events Acceleration Fund.

In addition to an annual event fee of Aus$2,500,000 (US$1,800,000), Touchpoint anticipates that it will derive additional revenues each year through sponsorship fees, merchandizing, concessions and broadcasts of the races.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Host City Agreement dated March 28, 2022, with respect to Air Race World Championship events to be held in New South Wales (to be filed by amendment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2022

TOUCHPOINT GROUP HOLDINGS INC.

By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer